Exhibit 99-4
                                                                    ------------

                               JARDEN CORPORATION
                            555 Theodore Fremd Avenue
                               Rye, New York 10580


                                                      March 26, 2004


Mr. Gino N. Pala
Mr. Leonard D. Dahlberg, Jr.
Mr. Richard F. Joyce
Mr. Richard A. Asta
c/o Dixon Ticonderoga Company
195 International Parkway
Heathrow, FL 32746

Re:       Termination of Support Agreements
          ---------------------------------


Dear Sirs:

          Reference is made to the Support Agreements, each dated January 9, 2004 (each, a "Support Agreement"), between each of you and Jarden Corporation. Each of you entered into a Support Agreement in connection with Buyer entering into a letter agreement with the Company, dated as of January 9, 2004 (as amended, the "Exclusivity Agreement"), pursuant to which the Company granted to Buyer the exclusive right to negotiate with the Company regarding a potential transaction involving the Company. As you are aware, pursuant to a letter dated as of the date hereof, Buyer and the Company have finally terminated discussions and negotiations with respect to a potential transaction and have terminated the Exclusivity Agreement. In view of the termination of discussions and negotiations between Buyer and the Company and the corresponding termination of the Exclusivity Agreement, each of you and Buyer hereby agree to terminate the respective Support Agreements.

          This letter may be executed in any number of counterparts and via facsimile, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same agreement.

          If this letter accurately reflects your understanding, kindly confirm your acceptance by signing this letter in the space provided.

                                    Very truly yours,
                                    JARDEN CORPORATION

                                    By:  /s/ Desiree DeStefano
                                         ---------------------
                                         Name:  Desiree DeStefano
                                         Title: SVP

Accepted and agreed:
Gino N. Pala


/s/ Gino N. Pala
----------------------------




Leonard D. Dahlberg, Jr.



/s/ Leonard D. Dahlberg, Jr.
----------------------------




Richard F. Joyce



/s/ Richard F. Joyce
----------------------------



Richard A. Asta



/s/ Richard A. Asta
----------------------------



Dated as of March 29, 2004